As filed with the Securities and Exchange Commission on September 8, 2011
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZAP
(Exact Name of Registrant as Specified in Its Charter)

California	94-3210624
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Fourth Street
Santa Rosa, CA 95401
(Address of Principal Executive Offices)

Amended and Restated 2008 Equity Compensation Plan
(Full Title of the Plan)

Steven Schneider
Co-Chief Executive Officer
ZAP

501 Fourth Street
Santa Rosa, CA 95401
(Name and Address of Agent For Service)
(707) 525-8658
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value (2)	30,000,000 (2)	$0.42 (3)	$12,600,000 (3)	$1,419.63 (3)(4)

__________________

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of ZAP (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2008 Equity Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Represents shares of common stock which have become available for issuance under the Plan as a result of an amendment approved by the Board of Directors of the Registrant on April 26, 2011 and by the shareholders at the Registrant’s Annual Meeting of Shareholders held on June 20, 2011, increasing the number of shares authorized for issuance thereunder to an aggregate of 40,000,000 shares.

(3)
Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the OTC Bulletin Board on September 6, 2011.

(4)
Pursuant to Rule 429 and Rule 457(p) under the Securities Act, this Registration Statement includes 10,000,000 shares of common stock issuable under the 2008 Equity Compensation Plan, previously registered by the Registrant on its Registration Statement on Form S-8 (File No. 333-157954) filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2009. In connection with such previously registered shares, the Registrant paid a registration fee of $43.23, which has been offset from the registration fee of this Registration Statement.

Pursuant to Rule 429 under the Securities Act, the prospectus relating to the securities registered under this Registration Statement also relates to the Registrant’s Registration Statement on Form S-8 (File Number 333-157954) filed with the Commission on March 13, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 30,000,000 shares of the Registrant’s common stock, no par value (the “Common Stock”), available for the grant of awards under the Plan. These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement on Form S-8 (File Number 333-157954) was filed with the Commission on March 13, 2009 (the “Initial Registration Statement”).

Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

Information Required in the Registration Statement

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Attachment	Filing Date	Filed Herewith

5.1	Opinion and Consent of Hogan Lovells US LLP.					X
10.1	Amended and Restated 2008 Equity Compensation Plan.	DEF 14A	001-32534	Appendix C	May 6, 2011
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (see signature page hereto).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on September 8, 2011.

ZAP

By:	/s/ Steven Schneider
Steven Schneider
Co-Chief Executive Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of ZAP, a California corporation, do hereby constitute and appoint Steven Schneider, Co-Chief Executive Officer, Secretary and Director, and Alex Wang, Co-Chief Executive Officer and Director, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. This Power of Attorney is not granted by any individual who executes this document in the State of New York, and no existing powers of attorney are revoked hereby.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Steven Schneider Steven Schneider	Co-Chief Executive Officer, Secretary and Director (Co-Principal Executive Officer)	September 8, 2011

/s/ Alex Wang Alex Wang	Co-Chief Executive Officer and Director (Co-Principal Financial Officer)	September 8, 2011

/s/ Benjamin Zhu Benjamin Zhu	Chief Financial Officer (Principal Financial Officer)	September 8, 2011

/s/ Pricilla M. Lu Priscilla M. Lu	Chairman and Director	September 8, 2011

/s/ Mark Abdou Mark Abdou	Director	September 8, 2011

/s/ Goman Chong Goman Chong	Director	September 8, 2011

/s/ Georges Penalver Georges Penalver	Director	September 8, 2011

/s/ Patrick Sevian Patrick Sevian	Director	September 8, 2011

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Attachment	Filing Date	Filed Herewith

5.1	Opinion and Consent of Hogan Lovells US LLP.					X
10.1	Amended and Restated 2008 Equity Compensation Plan.	DEF 14A	001-32534	Appendix C	May 6, 2011
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (see signature page hereto).					X